UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2004

Perrigo Company

(Exact Name of Registrant as Specified in Its Charter)

MICHIGAN (State or Other Jurisdiction of Incorporation)	0-19725 (Commission File Number)	38-2799573 (IRS Employer Identification No.)

515 Eastern Avenue
Allegan, Michigan 49010
(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (269) 673-8451

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Agreement and Plan of Merger
Registration Rights Agreement
Nominating Agreement
Undertaking Agreement
Voting Agreement
Lock-Up Agreement

Item 1.01. Entry Into a Material Definitive Agreement

On November 14, 2004, Perrigo Company, a Michigan corporation (“Perrigo”), Perrigo Israel Opportunities Ltd. (“Merger Sub”), an Israeli company and an indirect wholly owned subsidiary of Perrigo, and Agis Industries (1983) Ltd., an Israeli public company (“Agis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Agis, with Agis continuing as the surviving corporation and becoming a wholly owned subsidiary of Perrigo (the “Merger”). The Board of Directors of Perrigo has unanimously approved the Merger and the Merger Agreement and recommended that the Perrigo shareholders approve the issuance of shares of Perrigo common stock in the Merger.

In connection with the Merger, each ordinary share of Agis that is outstanding at the effective time of the Merger (the “Effective Time”), other than shares held in treasury by Agis or owned by Perrigo or any wholly owned subsidiary of Agis or Perrigo, will be converted into the right to receive (i) 0.8011 shares of common stock of Perrigo, and (ii) $14.93 in cash without interest. Each outstanding option to purchase Agis ordinary shares (an “Agis Stock Option”) will be assumed by Perrigo and converted at the Effective Time into an option to acquire Perrigo common stock. Each Agis Stock Option will become exercisable for that number of whole shares of Perrigo common stock equal to 1.6022 multiplied by the number of Agis ordinary shares subject to such Agis Stock Option and the exercise price for each Agis Stock Option shall be proportionately reduced. No fractional shares of Perrigo common stock will be issued as a result of the Merger.

The completion of the Merger is subject to various customary conditions, including obtaining the approval of the Perrigo and Agis shareholders, the expiration of the applicable waiting period under the Hart-Scott-Rodino Act and obtaining other customary regulatory approvals.

In connection with the Merger and concurrently with the execution of the Merger Agreement, Perrigo entered into (i) a Registration Rights Agreement (the “Registration Rights Agreement”) with Moshe Arkin, (ii) a Nominating Agreement (the “Nominating Agreement”) with Mr. Arkin providing Mr. Arkin with the right to designate directors to the Board of Directors of Perrigo in the manner set forth therein at the time of the closing of the Merger, (iii) an Undertaking Agreement (the “Undertaking Agreement”) with Mr. Arkin, pursuant to which, among other things, Mr. Arkin has agreed to vote all Agis shares owned by him in favor of the Merger and (iv) a Lock-Up Agreement (the “Lock-Up Agreement”) with Mr. Arkin, pursuant to which Mr. Arkin has agreed to certain restrictions with respect to the sale or other disposition of Perrigo common stock received by him in the Merger. In addition, in connection with the Merger and concurrently with the execution of the Merger Agreement, Agis entered into a Voting Agreement (the “Voting Agreement”), pursuant to which, among other things, a certain shareholder of Perrigo has agreed to vote all Perrigo shares owned by such shareholder in favor of the Merger. Copies of the Registration Rights Agreement, the Nominating

Agreement, the Undertaking Agreement, the Lock-Up Agreement and the Voting Agreement are filed herewith as Exhibits and are incorporated herein by reference.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Registration Rights Agreement, the Nominating Agreement, the Undertaking Agreement, the Lock-Up Agreement and the Voting Agreement.

Item 9.01 Financial Statements and Exhibits

(c)      Exhibits

2.1	Agreement and Plan of Merger, dated as of November 14, 2004, among Perrigo Company, Perrigo Israel Opportunities, Ltd. and Agis Industries (1983) Ltd.

10.1	Registration Rights Agreement, dated as of November 14, 2004, by and among Perrigo Company and Moshe Arkin.

10.2	Nominating Agreement, made as of November 14, 2004, between Perrigo Company and Moshe Arkin.

10.3	Undertaking Agreement, made as of November 14, 2004, between Perrigo Company, Agis Industries (1983) Ltd. and Moshe Arkin.

10.4	Voting Agreement, made as of November 14, 2004, between Agis Industries (1983) Ltd. and Michael J. Jandernoa.

10.5	Lock-Up Agreement, dated as of November 14, 2004, by and among Perrigo Company, Perrigo Israel Opportunities, Ltd. and Moshe Arkin.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY (Registrant)
Date: November 18, 2004	By:	/s/ Douglas R. Schrank
Douglas R. Schrank
Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of November 14, 2004, among Perrigo Company, Perrigo Israel Opportunities, Ltd. and Agis Industries (1983) Ltd.

10.1	Registration Rights Agreement, dated as of November 14, 2004, by and among Perrigo Company and Moshe Arkin.

10.2	Nominating Agreement, made as of November 14, 2004, between Perrigo Company and Moshe Arkin.

10.3	Undertaking Agreement, made as of November 14, 2004, between Perrigo Company, Agis Industries (1983) Ltd. and Moshe Arkin.

10.4	Voting Agreement, made as of November 14, 2004, between Agis Industries (1983) Ltd. and Michael J. Jandernoa.

10.5	Lock-Up Agreement, dated as of November 14, 2004, by and among Perrigo Company, Perrigo Israel Opportunities, Ltd. and Moshe Arkin.